Exhibit 3.9

Office of the Minnesota Secretary of StateMinnesota Limited Liability Company 1 Articles of OrganizationMinnesota Statutes, Chapter 322BRead the instructions before completing this form.Filing Fee: $155 for expedited service in-person and online filings, $135 if by mailThe undersigned organizer(s), in order to form a Limited Liability Company under Minnesota Statutes, Chapter 322Badopt the following:Article I — Name of Limited Liability Company (Required)Viking Merger Sub, LLC(The company name must include the words Limited Liability Company or the abbreviation LLC)Article II—Registered Office Address and Agent (A Registered Office Address is Required)380 Jackson Street, Suite 700St. PaulMN 55101Street Address (A PO Box by itself is not acceptable)CityState Zip CodeRegistered Agent at the above address is: Corporation Service CompanyArticle III— DurationThe period of duration for this limited liability Company shall be (If this is not completed, a perpetual duration is assumedby law.)perpetualArticle IV — Organizers (Required)I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of theperson(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in bothcapacities. I further certify that I have completed all required fields, and that the information in this document is true andcorrect and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I amsubject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.Paul Robinson211 N. Broadway, Suite 3600St. LouisMO 63102Organizer’s Name Street AddressCityState ZipSignatureDateOrganizer’s Name Street AddressCityState ZipSignatureDateEmail Address for Official NoticesEnter an email address to which the Secretary of State can forward official notices required byincluding this submission:1Check here to have your email address excluded from requests for bulk data, to the extent allowed by Minnesota law.List a name and daytime phone number of a person who can be contacted about this form:Paula L. Robinson314259.2663Entities that own, lease, or have any financial interest in agricultural land or land capable of being farmed mustregister with the MN Dept. of Apiculture’s Corporate Farm Program.

Office of the Minnesota Secretary of State

Certificate of Merger

I, Mark Ritchie, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate.

Merger Filed Pursuant to Minnesota Statutes, Chapter: 322B

Home Jurisdiction and Names of Merging Entities:

MINNESOTA: VIKING MERGER SUB, LLC

MINNESOTA: JFC INC.

Home Jurisdiction and Name of Surviving Entity:

MINNESOTA: VIKING MERGER SUB, LLC

Name of Surviving Entity after Effective Date of Merger:

JFC LLC

This certificate has been issued on: 12/16/2013

Mark Ritchie Secretary of State State of Minnesota

ARTICLES OF MERGER

JFC INC.

(a Minnesota corporation)

with and into

VIKING MERGER SUB, LLC

(a Minnesota limited liability company)

Pursuant to Minnesota Statutes Sections 302A.601 et seq. and Minnesota Statutes Section 322B.70 et seq., JFC Inc., a Minnesota corporation (the “Merging Corporation”), and Viking Merger Sub, LLC, a Minnesota limited liability company (the “Surviving Company” and together with the Merging Corporation, the “Constituent Entities”), hereby adopt the following Articles. of Merger:

1. The plan of merger attached hereto as Exhibit A (the “Plan of Merger”) provides for the merger of the Merging Corporation with and into the Surviving Company.

2. The Plan of Merger has been approved by the Board of Governors and sole Member of the Surviving Company in accordance with Minnesota Statutes Section 322B.72 and by the Board of Directors and Shareholders of the Merging Corporation in accordance with Minnesota Statutes Section 302A.613.

3. The name of the Surviving Company is JFC LLC and. the Articles of Organization of the Surviving Company will be amended by virtue of the merger provided for in the Plan of Merger by amending Article I of the Articles of Organization of the Surviving Company, as follows:

“Article I - Name of Limited Liability Company: JFC LLC.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, these Articles of Merger have been executed by each of the Constituent Entities on December 16, 2013.

JFC INC.

By:	/s/ Donald P. Helgeson
Name:	Donald P. Helgeson
Its:	President

VIKING MERGER SUB, LLC

[SIGNATURE PAGE TO ARTICLES OF MERGER]

EXHIBIT A

PLAN OF MERGER

[See attached]

A-1

PLAN OF MERGER

THIS PLAN OF MERGER (the “Plan of Merger”) is dated as of December 16, 2013, by and between JFC Inc., a Minnesota corporation (the “Merging Corporation”), and Viking Merger Sub, LLC, a Minnesota limited liability company (the “Surviving Company” and together with the Merging Corporation, the “Constituent Entities”).

WHEREAS, the Constituent Entities have entered into an Agreement and Plan of Merger, dated as of November 21, 2013 (the “Merger Agreement”), setting forth certain representations, warranties and agreements with respect to the merger of the Merging Corporation with and into the Surviving Company (the “Merger”); and

WHEREAS, the Merger has been duly approved and adopted by the Constituent Entities in the manner prescribed by the Minnesota Business Corporation Act and the Minnesota Limited Liability Company Act (collectively the “Acts”);

NOW, THEREFORE, in order to set forth (i) the terms and conditions of the Merger (ii) the mode for carrying the same into effect, (iii) the manner of converting the outstanding shares of the Merging Corporation, and (iv) such other provisions as are deemed necessary or desirable; and in consideration of the premises and the representations, warranties and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

1. The Merger. At the Effective Time (as defined in Section 2 below), in accordance with the provisions of the Merger Agreement and the Acts, the Merging Corporation shall be merged into the Surviving Company. On the Effective Date, the separate existence of the Merging Corporation shall cease and the Surviving Company shall continue as the surviving company and shall succeed to and assume all the rights and obligations of the Merging Corporation in accordance with the Acts.

2. Effective Time of Merger. The Merger shall be effective at 11:59 p:m. on the date that the Articles of Merger shall have been accepted for filing by the Minnesota Secretary of · State (the “Effective Time”).

3. Effective of Merger Articles of Organization, Operating Agreement; Board of Governors, Managers and Officers.

(a) At the Effective Time, the articles of organization of the Surviving Company, as in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Company; provided that the articles of organization of the Surviving Company will be amended by virtue of the Merger provided for in this Plan of Merger by amending Article I of the articles of organization of the Surviving Company, as follows:

“Article I- Name of Limited Liability Company: JFC LLC.”

Thereafter, the articles of organization may be further amended or repealed in accordance with their terms and as provided by law.

(b) At the Effective Time, the operating agreement of the Surviving Company as in effect immediately prior to the Effective Time shall be the operating agreement of the Surviving Company. Thereafter, the operating agreement may. be amended or repealed in accordance with their terms, the articles of organization of the Surviving Company and as provided by law.

(c) At the Effective Time, the governors, managers and officers of the Surviving Company shall continue in office as the governors, managers and officers of the Surviving Company. Such governors, managers and officers shall hold office in accordance with and subject to the articles of organization and operating agreement of the Surviving Company.

(d) The name of the Surviving Company after the Effective Time will be JFC LLC

4. Conversion and Exchange of Stock. As of the Effective Time, by virtue .of the Merger, the Surviving Company or holders of any shares of stock of the Merging Corporation:

(a) Each membership unit of the Surviving Company that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by reason of the Merger, as one fully paid and nonassessable membership unit of the Surviving Company.

(b) At and upon the Effective Time, each share of capital stock of the Merging Corporation that is issued and outstanding immediately prior to the Effective Time (each, a “Company Common Share”) will, by virtue of the Merger and without any action on the part of The Kaskaskia Group, LLC, an Illinois limited liability company, the Surviving Company, the Merging Corporation, or the shareholders of the Merging Corporation, be cancelled and extinguished and each Company Common Share (other than Dissenting Company Common Shares (as such term is defined in the Merger Agreement) will be converted into the right to receive the Per Share Amount (as such term is defined in the Merger Agreement) in cash, payable in accordance with and subject to the conditions on payment as provided in Article 3 of the Merger Agreement. Dissenting. Company Common Shares will be converted into the right to receive the consideration set forth in Section 3.8 of the Merger Agreement.

(c) Each share of capital stock of the Merging Corporation held in the treasury of the Merging Corporation immediately prior to the Effective Time will be cancelled and extinguished without any conversion thereof, and no payment will be made with respect thereto.

5. Miscellaneous.

(a) Termination. This Plan of Merger may be terminated and abandoned by action of the Board of Directors and Board of Governors of the parties hereto at any time prior to the Effective Time of the Merger, whether before or after approval by the shareholders and members of the Constituent Entities.

2

(b) Amendment. This Plan of Merger may be amended only by a writing signed by all Constituent Entities.

(c) Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by their respective Board of Directors or Board of Governors, as applicable, has caused this Plan of Merger to be executed as of the date set forth above.

SURVIVING COMPANY:

VIKING MERGER SUB, LLC

MERGING CORPORATION:

JFC INC.

By:	/s/ Donald P. Helgeson
Name:	Donald P. Helgeson
Its:	President

[SIGNATURE PAGE TO PLAN OF MERGER]